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                                                                    Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-54256 of Reliant Energy Resources Corp. on
Form S-3 of our report dated March 1, 2000, appearing in the Annual Report on Form 10-K of Reliant Energy Resources Corp. for the year ended December 31, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Deloitte & Touche LLP
Houston, Texas
February 7, 2001